Exhibit 99.1

October 27, 2011

Press Release

Source:	Farmers National Banc Corp. John S. Gulas, President and CEO 20 South Broad Street P.O. Box 555 Canfield, OH 44406 330.533.3341 330.533.0451 (FAX) Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR THIRD QUARTER 2011

CONTINUED GROWTH IN REVENUE FROM FEE BASED SERVICES:

•	Pre-tax income excluding security gains and losses increased 12% from the third quarter of 2010

•	Net income was $2.4 million, or $0.13 per diluted share, for the third quarter of 2011, compared to $2.9 million, or $0.21 per diluted share, for the third quarter of 2010.

•	Investment commissions and trust fees for the third quarter of 2011 increased 63% and 8%, respectively, from the third quarter of 2010.

•	Provision for loan losses for the third quarter of 2011 decreased $800 thousand from the third quarter of 2010.

STRONG CAPITAL LEVELS:

•	Tangible common equity to tangible assets improved to 9.94%, compared to 7.95% at September 30, 2010.

IMPROVING ASSET QUALITY:

•	Annualized net charge-offs to average net loans outstanding improved to 0.43% at September 30, 2011, compared to 1.31% at September 30, 2010.

•	Loans 30 — 89 days delinquent decreased to $3.4 million at September 30, 2011, compared to $5.9 million at September 30, 2010.

CANFIELD, Ohio (October 27, 2011) — Farmers National Banc Corp. (NASDAQ: FMNB) today reported net income for the nine months ended September 30, 2011 was $6.2 million, compared to $5.7 million for the same nine month period in 2010. Net income was $2.4 million for the quarter ended September 30, 2011, compared to $2.9 million for the third quarter of 2010 and $2.1 million for the second quarter of 2011. On a per share basis, net income for the third quarter ended September 30, 2011 was $0.13 per diluted share, compared $0.21 for the third quarter ended September 30, 2010 and $0.11 for the second quarter ended June 30, 2011. The tangible common equity ratio increased to 9.94% at September 30, 2011, compared to 7.95% at September 30, 2010, mainly as a result of the successful common share offering completed in the first quarter of 2011. The Company’s total assets reported at September 30, 2011 were $1.09 billion, representing a 2% increase compared to $1.06 billion in total assets recorded at September 30, 2010.

John S. Gulas, President and CEO, stated “Our net income increased to $6.2 million for the first nine months of 2011, which represents an 8% increase over the $5.7 million reported for the same period in 2010. Income from trust fees and investment commissions increased 17% during the same nine month period. The increases reflect the continued benefit from our strategy to diversify income streams. The provision for loan losses decreased from $5.9 million for the nine month period ending September 30, 2010 to $3.7 million for the nine months ended September 30, 2011. This 38% decrease is a result of improved credit quality, as net charge-offs have declined from $5.5 million for the first nine months of 2010 to $2.0 million for the same period in 2011. We have also seen a decline in our 30-89 day delinquencies, from $5.9 million at September 30, 2010 to $3.4 million at September 30, 2011. The reduction in our provision contribution did not impact the reserves we maintain against probable incurred losses. The percentage we retain is 1.93% of gross loans which is at peer average and above our historic reserve level.”

Net loans were reported at $557.0 million at September 30, 2011, versus $599.9 million at the same time in 2010, a decrease of $42.9 million, or 7.1%. The decline in loans, particularly in the first quarter of 2011, is related to slow economic growth. We believe our demand experience for business and consumer credit is consistent with the experience of other banks in the Federal Reserve’s Fourth District and banks nationally per the Federal Reserve Beige Book just released. The decline in loan balances resulted in a lower level of loan income for the current quarter. Over this same period, deposits increased $45.2 million, or 5.9%, from $761.0 million at September 30, 2010 to $806.2 million at September 30, 2011.

Stockholders’ equity totaled $113.9 million, or 10.5% of total assets, at September 30, 2011, an increase of $22.8 million, or 25.0%, compared to $91.1 million at September 30, 2010. The increase in equity was partially the result of the successful common share offering completed in the first quarter of 2011, adding approximately $14 million in capital. The increase is also the result of net income and mark to market adjustments in the Company’s investment securities, offset by cash dividends paid to shareholders during the past twelve months. Shareholders received a $0.03 per share cash dividend on September 30, 2011 and a total of $0.12 per share cash dividends paid in the past four quarters. Book value per share decreased 9.1% from $6.69 per share at September 30, 2010 to $6.08 per share at September 30, 2011. This decrease is mainly the result of the increase in shares outstanding, which includes the 5 million shares issued in the first quarter 2011 common share offering. The Company’s tangible book value per share also decreased 7.1% from $6.17 per share at September 30, 2010 to $5.73 per share at September 30, 2011.

Net Interest Income — Net interest income was $9.2 million for the third quarter of 2011, which compared to $9.6 million in the third quarter of 2010. The net interest margin to average earning assets on a fully taxable equivalent basis decreased 14 basis points to 3.97% for the three months ended September 30, 2011, compared to 4.11% for the same period in the prior year. The decrease in net interest margin is largely a result of interest earning assets repricing at lower interest rates as the economy remains in a low interest rate environment. In comparing the quarters ending September 30, 2011 and 2010, yields on earning assets decreased 37 basis points, while the cost of interest bearing liabilities decreased 21 basis points.

On a year-to-date basis, net interest income declined slightly to $27.5 million for the nine month period ended September 30, 2011, compared to $27.6 million in the same period in 2010. The annualized net interest margin to average earning assets on a fully taxable equivalent basis was 4.08% for the nine months ended September 30, 2011, compared to 4.04% for the same period in the prior year.

Noninterest Income — Noninterest income was $2.7 million for the third quarter of 2011, a decrease of $1 million compared to $3.7 million for the same quarter of 2010. This decrease is mainly a result of security gains of $1.2 million recorded in the third quarter of 2010 compared to an $11 thousand loss in the same quarter in 2011. Trust fees were $1.4 million for the quarter ended September 30, 2011, an increase of $100 thousand, or 8%, compared to the same quarter in 2010. Investment commissions also increased for the quarter ended September 30, 2011 to $215 thousand compared to $132 thousand in the same quarter in 2010.

Noninterest income for the nine months ended September 30, 2011 was $8.0 million, compared to $8.8 million for the same period in 2010. The decrease in noninterest income is primarily due to security gains of $1.2 million recorded in 2010 compared to an $11 thousand loss in 2011. This decline was offset by increases in trust fee income and investment commissions in 2011 of $374 thousand and $297 thousand, respectively.

Noninterest Expense — Noninterest expense totaled $8.2 million for the third quarter of 2011, which is $260 thousand more than the $7.9 million in the same quarter in 2010. Most of this increase is a result of a $442 thousand increase in other noninterest expenses, offset by a $169 thousand decrease in FDIC insurance expense. This decrease in FDIC insurance premiums is a result of the change in the assessment base by the FDIC. Assessments are now based on asset size, as opposed to being based on deposit size in prior periods.

Noninterest expenses for the nine months ended September 30, 2011 was $24.1 million, compared to $23.1 million for the same period in 2010, representing an increase of $1 million, or 4.3%. The increase is mainly the result of a $570 thousand increase in salaries and employee benefits, resulting from a higher number of employees in the current year, and an increase in other noninterest expenses of $683 thousand. The higher employee count is attributed primarily to our North Canton and Secondary Mortgage project expansions.

The Company’s tax equivalent efficiency ratio for the three month period ended September 30, 2011 was 64.64% compared to 61.7% for the same period in 2010. The decline in the efficiency ratio was the result of the $209 thousand decrease in net interest income and noninterest income, and a $260 thousand increase in noninterest expense.

Asset Quality — Non-performing loans equaled 1.92% of total loans at September 30, 2011, compared to 1.52% at September 30, 2010. Loans 30–89 days delinquent decreased $2.5 million, or 42.5%, to $3.4 million since September 30, 2010. Non-performing loans totaled $10.9 million at September 30, 2011, an increase of $3.0 million and $1.7 million, compared to June 30, 2011 and September 30, 2010, respectively. The increase compared to the prior quarter is primarily related to one non-performing commercial real estate loan located in the Mahoning Valley. On September 30, 2011, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 101%, compared to 85% at September 30, 2010. At September 30, 2011, the ALLL/total loan ratio increased to 1.93% compared to 1.28% at September 30, 2010. Although this ratio has increased over the past twelve months, management feels that it is prudent, at this time, to maintain this current range given the uncertainty in the economy, and continued stress on real estate values and depressed loan demand. For the three months ended September 30, 2011, management provided $700 thousand to the allowance for loan losses, a decrease of $375 thousand from the preceding quarter and a decrease of $800 thousand from the same three month period in the prior year.

Net charge-offs for the quarter ending September 30, 2011 were $591 thousand compared to $336 thousand and $2.0 million for the second quarter of 2011 and the third quarter of 2010, respectively. The provision for loan losses exceeded net charge-offs for the three month period ended September 30, 2011.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates eighteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Youngstown and Howland. The bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of our tangible common equity ratio and pre-tax, pre-provision income and pre-tax,pre-provision income, excluding gains (losses) on sales of securities, which are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by generally accepted accounting principles in the United States (GAAP). The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and the Company’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission and is available on the Company’s website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. The Company does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share data)

Consolidated Statements of Income

	For the Three Months Ended					For the Nine Months Ended
	Sept 30	June 30,	March 31,	Dec 31,	Sept 30,	Sept 30	Sept 30,	Percent
	2011	2011	2011	2010	2010	2011	2010	Change
Total interest income	$11,218	$11,194	$11,129	$11,980	$12,160	$33,541	$36,385	-7.8%
Total interest expense	1,983	2,037	2,046	2,218	2,545	6,066	8,780	-30.9%

Net interest income	9,235	9,157	9,083	9,762	9,615	27,475	27,605	-0.5%
Provision for loan losses	700	1,075	1,875	2,200	1,500	3,650	5,878	-37.9%
Other income	2,696	2,694	2,617	4,456	3,697	8,007	8,754	-8.5%
Other expense	8,177	8,092	7,814	7,870	7,917	24,083	23,094	4.3%

Income before income taxes	3,054	2,684	2,011	4,148	3,895	7,749	7,387	4.9%
Income taxes	683	567	321	892	1,041	1,571	1,652	-4.9%

Net income	$2,371	$2,117	$1,690	$3,256	$2,854	$6,178	$5,735	7.7%

Average shares outstanding	18,701	18,674	16,957	13,610	13,577	18,117	13,548
Pre-tax pre-provision income	$3,754	$3,759	$3,886	$6,348	$5,395	$11,399	$13,265
Basic and diluted earnings per share	0.13	0.11	0.10	0.24	0.21	0.34	0.42
Cash dividends	561	560	559	408	407	1,681	1,219
Cash dividends per share	0.03	0.03	0.03	0.03	0.03	0.09	0.09
Performance Ratios
Net Interest Margin (Annualized)	3.97%	4.05%	4.22%	4.16%	4.11%	4.08%	4.04%
Efficiency Ratio (Tax equivalent basis)	64.64%	64.42%	62.57%	57.34%	61.70%	63.89%	62.50%
Return on Average Assets (Annualized)	0.90%	0.83%	0.69%	1.26%	1.08%	0.81%	0.74%
Return on Average Equity (Annualized)	8.56%	8.05%	7.12%	14.29%	12.95%	8.01%	9.08%
Dividends to Net Income	23.66%	26.45%	33.08%	12.53%	14.26%	27.21%	21.26%

Consolidated Statements of Financial Condition

	Sept 30	June 30,	March 31,	Dec 31,	Sept 30,
	2011	2011	2011	2010	2010
Assets
Cash and cash equivalents	$94,889	$45,139	$81,939	$37,305	$70,049
Securities available for sale	382,853	358,335	315,039	314,347	345,298

Loans	567,995	568,704	576,450	590,367	607,649
Less allowance for loan losses	10,984	10,876	10,137	9,307	7,785

Net Loans	557,011	557,828	566,313	581,060	599,864

Other assets	51,652	52,919	51,270	50,039	49,103

Total Assets	$1,086,405	$1,014,221	$1,014,561	$982,751	$1,064,314

Liabilities and Stockholders’ Equity
Deposits	$806,198	$770,063	$765,277	$761,050	$761,025
Other interest-bearing liabilities	162,386	132,292	143,281	130,367	199,956
Other liabilities	3,963	3,290	2,881	3,286	12,232

Total liabilities	972,547	905,645	911,439	894,703	973,213
Stockholders’ Equity	113,858	108,576	103,122	88,048	91,101

Total Liabilities and Stockholders’ Equity	$1,086,405	$1,014,221	$1,014,561	$982,751	$1,064,314

Period-end shares outstanding	18,730	18,700	18,674	13,646	13,610
Book value per share	$6.08	$5.81	$5.52	$6.45	$6.69
Tangible book value per share	5.73	5.45	5.16	5.95	6.17
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	17.17%	16.94%	16.73%	13.99%	12.87%
Tier 1 Capital to Risk Weighted Assets (a)	15.90%	15.65%	15.46%	12.73%	11.66%
Tier 1 Capital to Average Assets (a)	9.58%	9.41%	9.43%	7.65%	7.19%
Equity to Asset Ratio	10.48%	10.71%	10.16%	8.96%	8.56%
Tangible Common Equity Ratio	9.94%	10.11%	9.56%	8.31%	7.95%
Net Loans to Assets	51.27%	55.00%	55.82%	59.13%	56.36%
Loans to Deposits	70.45%	73.85%	75.33%	77.57%	79.85%
Asset Quality
Non-performing loans	10,884	7,865	11,011	8,901	9,207
Other Real Estate Owned	569	799	856	532	326
Non-performing assets	11,453	8,664	11,867	9,433	9,533
Loans 30 — 89 days delinquent	3,386	3,758	3,392	7,922	5,888

Charged-off loans	830	1,035	1,259	827	2,122
Recoveries	239	699	214	150	152
Net Charge-offs	591	336	1,045	677	1,970
Annualized Net Charge-offs to Average Net Loans Outstanding	0.43%	0.24%	0.74%	0.46%	1.31%
Allowance for Loan Losses to Total Loans	1.93%	1.91%	1.76%	1.58%	1.28%
Non-performing Loans to Total Loans	1.92%	1.38%	1.91%	1.51%	1.52%
Allowance to Non-performing Loans	100.92%	138.28%	92.06%	104.56%	84.56%
Non-performing Assets to Total Assets	1.05%	0.85%	1.17%	0.96%	0.90%

(a)	September 30, 2011 ratio is estimated

Unaudited

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	Sept 30	June 30,	March 31,	Dec 31,	Sept 30,
	2011	2011	2011	2010	2010
Stockholders’ Equity	$113,858	$108,576	$103,122	$88,048	$91,101
Less Goodwill and other intangibles	6,553	6,665	6,777	6,920	7,065

Tangible Common Equity	$107,305	$101,911	$96,345	$81,128	$84,036

Reconciliation of Total Assets to Tangible Assets

	Sept 30	June 30,	March 31,	Dec 31,	Sept 30,
	2011	2011	2011	2010	2010
Total Assets	$1,086,405	$1,014,221	$1,014,561	$982,751	$1,064,314
Less Goodwill and other intangibles	6,553	6,665	6,777	6,920	7,065

Tangible Assets	$1,079,852	$1,007,556	$1,007,784	$975,831	$1,057,249

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended					For the Nine Months Ended
	Sept 30	June 30,	March 31,	Dec 31,	Sept 30,	Sept 30	Sept 30,
	2011	2011	2011	2010	2010	2011	2010
Income before income taxes	$3,054	$2,684	$2,011	$4,148	$3,895	$7,749	$7,387
Provision for loan losses	700	1,075	1,875	2,200	1,500	3,650	5,878

Pre-tax, pre-provision income	$3,754	$3,759	$3,886	$6,348	$5,395	$11,399	$13,265

Reconciliation of Income Before Taxes to Pre-Tax Income Excluding Security Gains and Losses
	For the Three Months Ended					For the Nine Months Ended
	Sept 30	June 30,	March 31,	Dec 31,	Sept 30,	Sept 30	Sept 30,
	2011	2011	2011	2010	2010	2011	2010
Income before income taxes	$3,054	$2,684	$2,011	$4,148	$3,895	$7,749	$7,387
Gains (losses) on sales of securities	(11)	0	0	1,522	1,161	(11)	1,158

Pre-tax income, excluding security gains and losses	$3,065	$2,684	$2,011	$2,626	$2,734	$7,760	$6,229